EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 4, 2001, except as to Note 18, which is as of September 24, 2001, relating to the financial statements and financial statement schedule of Pumatech, Inc., which appears in Pumatech, Inc.’s Annual Report on Form 10-K405 for the year ended July 31, 2001.

PRICEWATERHOUSECOOPERS LLP

/s/ PricewaterhouseCoopers LLP

San Francisco, California
August 26, 2002